EXHIBIT 10.30

CONSULTING AGREEMENT

This Agreement, effective on this date January 1, 2003, is entered into by and between Larscom Incorporated (hereinafter “LARSCOM”), with its principal place of business at 1845 McCandless Drive, Milpitas, California, 95035, U.S.A., and Richard Pospisil (hereinafter “Consultant”), with its principal place of business at 16530 Stevens Canyon Road, Cupertino, CA 95014.

Subject to the terms and conditions of this Agreement, the Consultant agrees to provide, and LARSCOM agrees to accept, the consulting services described in this Agreement.

1.    SCOPE OF SERVICES

Consultant agrees to perform specialized services for LARSCOM, in accordance with the terms and conditions set forth in this Agreement, and as described in one or more Statement of Work document(s), issued by LARSCOM from time to time, and accepted by Consultant, which shall be incorporated into this Agreement by reference. The Statement of Work document(s) shall describe, in sufficient detail, the consulting work to be done, the results/deliverables to be obtained, the fees and costs associated with the work, the required timetables and work schedules, and all relevant criteria for determining completion.

2.    TERM

The term of this Agreement shall be for a period of twenty-four (24) months from the date shown above, unless a different term is specified in the applicable Statement of Work, or the Agreement is terminated earlier by the parties as provided under Section 11.

3.    RELATIONSHIP OF THE PARTIES

It is expressly agreed that the relationship created by this Agreement is that of an independent contractor and principal. Consultant is not entitled to the benefits provided by LARSCOM to its employees, including, but not limited to, group insurance, workers’ compensation, pension plans, etc. Consultant agrees to report and be solely responsible for the payment of (i) any applicable taxes, including but not limited to, income tax, sales tax, self employment or social security tax (FICA), use tax, value tax, or similar fee levied on services provided hereunder, (ii) unemployment insurance, workers’ compensation, social security and other benefits (foreign or domestic) as a result of this Agreement, and (iii) any government (foreign or domestic) issued licenses, filings and registrations required for Consultant to perform services under this Agreement.

4.    COMPENSATION/COST REIMBURSEMENT

(a)    Fees—Consulting fees shall be paid in accordance with the fees quoted and approved on the applicable Statement of Work document(s) and made a part of this Agreement. Upon termination of this Agreement for any reason, Consultant will be paid fees and expenses on a proportional basis for work which is then in progress, to and including the effective date of such termination.

(b)    Expenses—Consultant is solely responsible for any and all expenses associated with the services to be provided to LARSCOM, unless otherwise approved in writing and in advance, by LARSCOM.

(c)    Invoices—Consultant shall invoice LARSCOM (in U.S. currency) for services rendered and for approved expenses incurred under the applicable Statement of Work during the preceding month. LARSCOM will pay all correct invoices within thirty (30) days from receipt of invoice.

5.    GENERAL CONDITIONS

(a)    Consultant, as an independent contractor for LARSCOM, will have the authority to control and direct the performance and detail of its work, subject to LARSCOM’s general direction. However, all work performed and results thereof must meet the approval of LARSCOM.

(b)    Consultant agrees to provide its own equipment, tools, and other materials at its own expense. LARSCOM will make its facilities and equipment available to Consultant when necessary.

(c)    Consultant shall not make any representations regarding LARSCOM products except as specifically approved by LARSCOM.

(d)    Consultant shall not represent or engage in any activities involving companies or products that are competitive to LARSCOM, nor shall it maintain a financial interest in a direct LARSCOM competitor during the term of this Agreement, except as identified in Exhibit A.

(e)    In his role as Consultant hereunder, Consultant is not an agent of LARSCOM andConsultant is not authorized to enter into any written or oral contracts of any nature on behalf of LARSCOM or otherwise commit, or assume any obligation or liability on behalf of LARSCOM, without the express prior written approval of LARSCOM.

(f)    Consultant agrees not to do any act or perform any activity that would be injurious to the good will or reputation of LARSCOM.

(g)    Consultant agrees that all information including, but not limited to, findings, reports, data, business information, product opportunities and any and all information received, originated or prepared by or for LARSCOM in the course of, or as a result of this Agreement, shall remain the exclusive property of LARSCOM and will not be used in any manner not authorized by LARSCOM.

(h)    Consultant agrees to exercise the highest degree of professionalism, and to utilize Consultant’s expertise and talents in completing the services described in any Statement of Work to LARSCOM’s satisfaction.

6.    PRIOR/OTHER AGREEMENTS

Consultant represents that no aspect of the consulting activities to be performed for or on behalf of LARSCOM will be violative of any employment covenant, anti-competitive restriction, or other proprietary or confidentiality agreement. Consultant will not enter into other agreements, make any commitment, or perform any other acts that would conflict or otherwise interfere with Consultant’s obligations under this Agreement.

7.    LEGAL COMPLIANCE

Consultant agrees to comply with all domestic and foreign rules and regulations that are applicable to Consultant or Consultant’s business activities covered by this Agreement.

8.    LIABILITY

Consultant agrees to defend, indemnify and save harmless LARSCOM, its successors and assigns, directors, officers, employees and agents from any and all claims or demands whatsoever, including but not limited to the costs, expenses and reasonable attorney’s fees incurred on account thereof, attributable to any failure of Consultant to perform any of its obligations in accordance with this Agreement, including but not limited to Consultant’s tax and withholding obligations pursuant to Paragraph 3, or for any other negligent or willful misconduct of Consultant.

9.    CONFIDENTIALITY/PROPRIETARY INFORMATION

Consultant agrees to maintain in the strictest confidence all information obtained by Consultant in whatever form (including, but not limited to, specifications, schematics, drawings, blueprints, diagrams, technical reports, customer lists, product or business plans, and information regarding the skills and compensation of LARSCOM employees) which relate to LARSCOM products or business, or which are confidential or proprietary in nature. Consultant further agrees to maintain in the strictest confidence all confidential or proprietary information received from third parties in the course of performing services pursuant to this Agreement.

10.    OWNERSHIP OF WORK PRODUCT

Consultant hereby irrevocably assigns to LARSCOM all right, title, and interest worldwide in and to any invention conceived, written, created or first reduced to practice in the performance of work under this Agreement (“Work Product”), and all applicable intellectual property rights related to the Work Product, including without limitation, copyrights, trademarks, trade secrets, patent rights, moral rights, contract, and licensing rights.

11.    TERMINATION

The Consulting Agreement hereby created may be terminated:

(a)    By LARSCOM or Consultant for convenience at any time, by giving the other party fifteen (15) days prior notice in writing. All contractual obligations of the parties will remain in full force and effect during the termination period unless otherwise specified in this Agreement.

(b)    By LARSCOM immediately, if there is a change in the control or management of the Consultant’s organization which is unacceptable to LARSCOM, or in the event the Consultant attempts to assign this Agreement or any rights hereunder without LARSCOM’S written consent, or if Consultant ceases to conduct its operations in the normal course of business, or if Consultant becomes insolvent or bankrupt.

(c)    Either party may terminate this Agreement as a result of the other party’s breach of any material provision contained in this Agreement or any amendment thereto. In such case, the breaching party will have an opportunity to “cure” said breach, within fifteen (15) calendar days from written notice of said breach. If the breach has not been cured by the end of the fifteenth (15th) calendar day, the Agreement shall be deemed terminated. Notwithstanding the forgoing, LARSCOM may terminate this Agreement immediately without opportunity to cure upon Consultant’s breach of Paragraph 9 of this Agreement.

(d)    Once the Agreement is terminated, regardless of cause, Consultant agrees to submit to LARSCOM within seven (7) days of termination, all documents, drawings, reports, applications, correspondence, products samples, and any other materials, relative to LARSCOM within Consultant’s possession. Such materials shall be shipped at Consultant’s expense as directed by LARSCOM.

(e)    Other than as specifically provided for in this Agreement, neither LARSCOM nor the Consultant shall by reason of the termination of this Agreement be liable to the other for compensation, reimbursement or damages due to the loss of prospective profits, or other unrealized benefits under this Agreement.

12.    ARBITRATION

All disputes in connection with the interpretation, validity and performance of this Agreement shall be settled finally and conclusively, by arbitration in the U.S.A., in accordance with the rules promulgated by the American Arbitration Association (“AAA”), unless the parties agree to an alternate dispute resolution format. The parties agree that in the event of any litigation between the parties, the jurisdiction and venue for such action shall solely and exclusively be in Northern California, U.S.A, and the rights and obligations of the parties hereto shall be construed and governed by the laws of the State of California, U.S.A.

13.    SURVIVAL OF OBLIGATIONS

Obligations arising under, but not limited to, General Conditions, Prior/Other Agreements, Legal Compliance, Liability, Confidential/Proprietary Information, Ownership of Work Product provisions of this Agreement shall survive the termination and completion of this Agreement or any underlying Statement of Work.

14.    MISCELLANEOUS PROVISIONS

(a)    Notices—Any legal notice to be give to LARSCOM, or to Consultant, shall be deemed given if in writing and sent by registered or certified mail, or delivered in person, addressed to such party at its address as stated in this Agreement or such other address as may be furnished to the other party hereto by written notice.

LARSCOM:                Attn: V.P. Finance

        Larscom Incorporated

        1845 McCandless Drive

        Milpitas, CA 95035

CONSULTANT:

        Richard Pospisil

        16530 Stevens Canyon Road

        Cupertino, CA 95014

(b)    Assignment—This Agreement shall be binding upon the parties hereto and their respective successors and assigns, with the further understanding, however, that Consultant shall not have the right to assign this Agreement or any of its rights thereunder to any person, firm or corporation in the absence of having received LARSCOM’S prior written consent therefor.

(c)    Waiver—The failure of LARSCOM, in any one or more instances to insist upon strict performance of any term or condition of this Agreement, or to exercise any of its rights hereunder, will not be construed as a waiver or relinquishment of its rights to assert or rely upon any such term, condition or right, or any other term, condition or right on any future occasion.

(d)    Severability—If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

(e)    Headings—The titles and clause headings herein have been inserted for convenience in reference and are not intended to define or limit the scope of any provisions of this Agreement.

15.    ENTIRE AGREEMENT

This Agreement, including any Statement of Work document(s) incorporated herein by reference, constitute the entire agreement between the Consultant and LARSCOM with respect to the subject matter hereof and supersedes all prior agreements, understandings and proposals, whether written or oral. This Agreement may not be amended or modified except by a writing signed by both parties. No oral statement of any person will, in any manner or degree, modify or otherwise affect the terms and provisions of this Agreement.

IN WITNESS HEREOF, the undersigned, by their authorized representatives, have executed this Agreement on the dates set forth below by their respective signatures.

LARSCOM INCORPORATED	CONSULTANT

Signature: /s/ Daniel L. Scharre Name: Daniel L. Scharre Title: CEO Date: 11/22/02	Signature: /s/ Richard Pospisil Name: Richard Pospisil Title: Consultant Date: 11/22/02

STATEMENT OF WORK

Date: 11/22/02

TERM: 1/01/03 – 12/31/04

STATEMENT OF WORK:

Consultant will provide ongoing support in the following areas:

•	Participation on the Larscom Advisory Council
•	Provision of direction, market sensing, and feedback for the Next Generation Transport Platform program.
•	Leadership and expertise related to company merger and acquisition activities

REVIEW/TERMINATION OPTION: Per Consulting Agreement

COMPENSATION SCHEDULE:

—    $75,000 per year

—    Lump sum payment in March of each year (i.e. Consultant will be paid $75,000 in March, 2003 and again in March, 2004)

—    Maximum Liability: $150,000

TRAVEL AND BUSINESS EXPENSES (If applicable): Must have prior approval of CEO

Larscom Incorporated	Consultant

Signature: /s/ Daniel L. Scharre Name: Daniel L. Scharre Title: CEO Date: 11/22/02	Signature: /s/ Richard Pospisil Name: Richard Pospisil Title: Consultant Date: 11/22/02

Exhibit A

Exceptions to Non-Compete Clause

•	None